UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2010

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 17, 2010, Alexandria Real Estate Equities, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into an escrow agreement (the “Escrow Agreement”) with Bank of America, N.A., as administrative agent, certain lenders, and Moore & Van Allen, PLLC, as escrow agent (the “Escrow Agent”), pursuant to which the Company and the other parties to a third amendment (the “Third Amendment”) to the Company’s second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Existing Credit Agreement”) submitted their signature pages to the Third Amendment to be held by the Escrow Agent in escrow.  Pursuant to the Escrow Agreement, the Escrow Agent will release the signature pages to the Third Amendment and the Third Amendment will become effective upon the satisfaction by the Company of certain conditions precedent to the effectiveness of the Third Amendment set forth in the Third Amendment (such date of effectiveness, the “Amendment Effective Date”).  If the conditions are not satisfied by the Company on or prior to January 31, 2011, the Third Amendment signature pages will be deemed to have been revoked, the escrow arrangements under the Escrow Agreement will terminate, and the Third Amendment will not become effective.

The conditions to be satisfied by the Company include the delivery of certain legal opinions and certificates and the payment of prescribed fees.  While there can be no assurance in this regard, the Company expects that it will satisfy the conditions on or prior to January 31, 2011, and that the Third Amendment will thereupon become effective.  The purpose and effect of the Escrow Agreement are to permit the Company to “lock in” currently the terms and conditions of the Third Amendment and the identities of the lenders thereunder while deferring the commencement of the term of the credit facility to be provided under the Third Amendment until the Company satisfies the conditions to effectiveness.  As a result, the term of the credit facility will not begin until the Company is able to avail itself of the credit provided thereby, increasing the utility of the financing facility to the Company until conditions to the effectiveness of the credit agreement are satisfied.

The Third Amendment will amend the Existing Credit Agreement to, among other things, increase the maximum permitted borrowings under the credit facilities from $1.9 billion to $2.25 billion, consisting of a $1.5 billion unsecured revolving credit facility (increased from $1.15 billion) and a $750 million unsecured term loan (together the “Unsecured Credit Facility”) and provide the Company an accordion option to increase commitments under its Unsecured Credit Facility by up to an additional $300 million. Borrowings under the Unsecured Credit Facility will bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for the Company’s LIBOR borrowings under the revolving credit facility will initially be set at 2.4% on the Amendment Effective Date. The Applicable Margin for the Company’s LIBOR borrowings under the unsecured term loan will remain unchanged at 1.0% on the Amendment Effective Date.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility will be the fourth anniversary of the Amendment Effective Date (currently anticipated to be January 2015), provided that the Company exercises its sole right under the amendment to extend this maturity date twice by an additional six months after each exercise. The maturity date for the unsecured term loan will remain unchanged at October 2012, assuming the Company exercises its sole right to extend the maturity date by one year.  The Third Amendment will also modify certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, minimum book value, and interest coverage ratio covenants, and add covenants relating to an unsecured leverage ratio and unsecured debt yield.  The requirements of the key financial covenants under the Third Amendment on the Amendment Effective Date are as follows:

•         fixed charged coverage ratio greater than or equal to 1.50

•         secured debt ratio less than or equal to 40%

•         leverage ratio less than or equal to 60%

•         minimum book value greater than or equal to $2.0 billion

•         interest coverage ratio greater than or equal to 2.00

•         unsecured leverage ratio less than or equal to 60%

•         unsecured debt yield greater than or equal to 11%

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. will serve as Joint Lead Arrangers, Bank of America, N.A. will serve as Administrative Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A. serve as Co-Syndication Agents, and The Bank of Nova Scotia, Barclays Bank PLC, The Royal Bank of Scotland PLC, BBVA Compass Bank, and RBC Capital Markets will serve as Co-Documentation Agents under the Third Amendment.

Forward-looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of these words or similar words, and include (without limitation) statements regarding the anticipated terms and conditions of the Third Amendment and the Company’s expectations regarding the approximate date that the conditions to effectiveness of the Third Amendment will be satisfied and the Third Amendment becomes effective.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement.  A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the possibility that Third Amendment may not become effective and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: December 21, 2010	By:	Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer